UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2011

DECISIONPOINT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144279	74-3209480
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19655 Descartes, Foothill Ranch, CA  92610-2609
 (Address of principal executive offices) (Zip code)

(949) 465-0065
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On March 22, 2011, DecisionPoint Systems, Inc. (the “Company”) entered into Amendment No. 2 (“Amendment”) to the Arrangement Agreement (the “Merger Agreement”) among the Company, Comamtech Inc. (“Comamtech”) and 2259736 Ontario Inc. (“Merger Sub”), a subsidiary of Comamtech.  The Amendment amends the Merger Agreement among the Company, Comamtech and Merger Sub, as amended.  Comamtech and Merger Sub are both incorporated under the laws of the Province of Ontario.

Under the terms of the Merger Agreement, the Company will merge with and into Merger Sub (the “Merger”). As a result, the Company shall become a subsidiary of Comamtech.  In consideration for the Merger, Comamtech shall acquire all of the Company’s outstanding common shares at an exchange ratio of one Comamtech share for every eight of the Company’s outstanding common shares held by the Company’s shareholders.  Outstanding warrants, options and preferred shares will be converted at the same ratio.  The Amendment amends the Merger Agreement by providing a post-closing adjustment mechanism, if needed, to reflect the value of Comamtech's stockholders’ equity at the time of closing of the Merger.  The adjustment mechanism is described in the Plan of Arrangement attached as an exhibit to the Amendment.  The share exchange ratio from the Merger Agreement remains unchanged.

Upon the effectiveness of the Merger, the Company’s current management will take control of the management and operations of Comamtech.  Two current Comamtech directors, Marc Ferland and Lawrence Yelin, will serve with the Company’s five directors on the new Board of Directors of  Comamtech.  After the Merger, Comamtech will file a certificate of continuance into the State of Delaware under the name DecisionPoint Systems Inc.

The Amendment and the Merger Agreement and all amendments are attached as exhibits hereto and incorporated herein by reference. The foregoing description of the Merger Agreement and Amendment does not purport to be complete and is qualified in its entirety by reference to the attached exhibits.

Item 8.01         Other Events.

On March 23, 2011, the Company issued a press release announcing the execution of the Amendment.  A copy of the press release is furnished under this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Arrangement Agreement among the Company, Comamtech Inc. and 2259736 Ontario Inc.
10.2	Amendment No. 1 to the Arrangement Agreement
10.3	Amendment No. 2 to the Arrangement Agreement
99.1	Press Release, dated December 23, 2010.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: March 24, 2011	By:	/s/ Nicholas Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer